Exhibit 23(j) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 811-10421 of BBH Common Settlement II Fund on Form N-1A of our report, dated August 15, 2003, for BBH Common Settlement II Fund for the year ended June 30, 2003 included in the Annual Report to Shareholders of the Fund.

We also  consent  to the  references  to us  under  the  heading  "Independent
Auditors" in the Statement of Additional Information, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 24, 2003